UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2016
Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2016, Rackspace Hosting, Inc.’s Compensation Committee (the “Committee”) approved the terms of the Executive Bonus Plan for 2016 (the “2016 Plan”), which applies to our Chief Executive Officer, Chief Financial Officer, and other Section 16 Officers designated by the Committee (the “Eligible Officers”).

The 2016 Plan has been approved pursuant to the terms of the Rackspace Hosting, Inc. Executive Bonus Plan (“Executive Bonus Plan”), an incentive compensation plan intended to qualify payments thereunder as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and which will be submitted for stockholder approval at our 2016 Annual Meeting of Stockholders.

The 2016 Plan is designed to incentivize the Eligible Officers to achieve Company objectives. Under the 2016 Plan, if the Company earns a threshold level of adjusted net income during the performance period, the Company may (but is not required to) pay the Eligible Officers a bonus of between 60% and 187.5% of their 2016 base salary, up to a maximum of $6 million, subject to reduction as described below.

After the performance period ends, the Committee will certify what performance goals were achieved. The Committee may exercise negative discretion to reduce or eliminate (but not increase) any bonus based on Company achievement of adjusted revenue growth and adjusted EBT margin milestones during the 2016 fiscal quarters and fiscal year or for any other reason determined by the Committee.

For fiscal year 2016, the minimum bonus, target bonus and maximum bonus, expressed as a percentage of base salary, for the Company’s principal executive officer, principal financial officer, and other named executive officers, are as follows:

Officer	Title	Minimum Bonus	Target Bonus	Maximum Bonus
Taylor Rhodes	Chief Executive Officer & President	0%	125%	187.5%
Mark Roenigk	General Manager, SVP, Worldwide Operations	0%	80%	120%
Karl Pichler	Chief Financial Officer, SVP & Treasurer	0%	80%	120%
Scott Crenshaw	SVP, Strategy & Product	0%	80%	120%

Adjusted net income is calculated as net income in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”), adjusted for any material gains or losses from non-operational events, such as M&A activity (including divestitures).

Adjusted revenue growth is based upon revenue recognized by the Company in conformity with U.S. GAAP, adjusted for divestitures, acquisitions, and the impact of foreign exchange.

Adjusted EBT margin represents net income calculated in accordance with U.S. GAAP excluding income taxes, divided by revenue, and is adjusted for material gains or losses from non-operational events, such as M&A activity (including divestitures).

A summary of key terms of the bonus program adopted under the 2016 Plan follows:

•	The 2016 Plan is applicable to the Chief Executive Officer, Chief Financial Officer, and the other Section 16 Officers designated by the Committee.

•	The 2016 Plan is an annual plan and is effective for fiscal year 2016. Any cash bonuses earned will be paid within two months and 15 days following the end of a payment period.

•	Certain of the downward bonus adjustments the Committee may make are consistent with the Company’s cash bonus program for 2016 described in the Company’s proxy statement.

•
The Executive Bonus Plan, under which 2016 Plan awards are granted, will be submitted for stockholder approval in our 2016 proxy to allow 2016 Plan awards to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	April 5, 2016	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer